Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) treated as confidential by the Registrant.

SEPARATION, RELEASE AND RESTRICTIVE COVENANTS AGREEMENT

This Separation, Release and Restrictive Covenants Agreement (“Agreement”) is entered into by Kenneth Skinner Wilson (“You” or “Your”) and Jabil Inc., a Delaware corporation with its global headquarters located in St. Petersburg, Florida (“Jabil”), (collectively, the “Parties”). The Parties desire to enter into an agreement that amicably resolves their relationship, and clarifies certain post-employment rights, conditions, and obligations.

Whereas:

•

You have served as Jabil’s Chief Executive Officer since May 1, 2023, and previously served in various business leadership roles at Jabil or its subsidiaries and/or affiliated business entities (Jabil and its subsidiaries and/or affiliated business entities globally are collectively referred to as “Jabil Group” in this Agreement), including senior leadership roles since 2016.

•	Jabil is a large, multi-billion-dollar revenue, business with manufacturing facilities in dozens of countries around the world, and with sales to numerous large customers globally.

•	You and Jabil have mutually agreed to end Your employment relationship.

•

Jabil / Jabil Group is the owner and possessor of numerous trade secrets and highly-sensitive and confidential business information about, without limitation, its finances, operations, sales, business methods and strategies, business development / acquisition / divestiture / merger methods and strategies, customers (and potential customers), vendors (and potential vendors), manufacturing methods and strategies, supply chain methods and strategies, employees, contractors and consultants and other matters valuable to Jabil’s competitors or certain customers.

•

You are in possession of trade secrets and highly sensitive and confidential information acquired during Your employment and, further, You have developed valuable contacts and relationships with Jabil customers (and potential customers), vendors (and potential vendors), acquisition targets and representatives, employees, contractors, and consultants.

•

You have been previously granted certain stock awards by Jabil subject to various award agreements and various terms and conditions, which have not yet vested, and which are of substantial value (“Unvested Stock Awards”).

Accordingly, in exchange for good and valuable consideration, including without limitation, the disclosure of confidential information to You, cash and/or continued stock vesting opportunities, and other valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.	Acknowledgements. The Parties agree that the factual statements in the “Whereas” clauses above are true and correct and are incorporated as terms of this Agreement.

2.	Your Separation.

A.

Separation Date. Your last day of employment (“Separation Date”) will be May 18, 2024. Regardless of whether You sign this Agreement, Your employment with Jabil and/or Jabil Group shall terminate for all purposes effective as of the Separation Date, and You shall receive Your base salary (less applicable withholdings and deductions) through the Separation Date in accordance with Jabil’s usual payroll practices.

Executive’s Initials: /s/ KSW

Separation, Release and Restrictive Covenants Agreement

Re: Kenneth Skinner Wilson

B.

End of Executive Officer Position. Within seven (7) days of Jabil’s request, and/or no later than the Separation Date, You will voluntarily resign (i) Your position as a Chief Executive Officer of Jabil, (ii) your position as a member of Jabil’s Board of Directors (and any committee thereof), and (iii) from all corporate officer and director positions associated with Your position within the Jabil Group with immediate effect by delivering the resignation letter(s) attached hereto as Attachment A, and You further agree to execute any additional documentation as may be required to effectuate such agreement. You acknowledge and agree that, except as expressly set forth herein, You (x) have received full and timely payment of all salary, severance, bonuses, commissions, incentive pay, or other compensation and benefits from Jabil and Jabil Group arising out of relating to Your employment with Jabil and/or Jabil Group, and (y) are not owed or entitled to any additional salary, severance, bonuses, commissions, incentive pay, insurance, or other compensation and benefits as of the Separation Date. You shall receive separate written notification regarding Your right to continue coverage under Jabil’s group healthcare plan at Your and/or Your dependent(s)’ own expense under the Consolidated Omnibus Reconciliation Act of 1985 (as amended, “COBRA”) and any corresponding state law.

C.

Return of Property. On or before the Separation Date, You will immediately return and deliver to Jabil all of Jabil Group’s property, including but not limited to any company-issued electronic devices except for Your Jabil-issued lap top computer and mobile phone that you are entitled to retain free of charges provided that You timely return and deliver same to Jabil on or before the Separation Date and once Jabil has deleted any and all of Jabil’s Confidential Information (as defined below) possibly included therein, and company documents or information, whether electronic or otherwise, and You shall not keep any copies of company documents or information, whether electronic or otherwise.

D.

Indemnification / Director & Officer Coverage. The Parties previously entered into a separate agreement entitled “Jabil Circuit, Inc. Indemnification Agreement” with Effective Date September 1, 2017 (“Indemnification Agreement”) which shall apply also in relation to the duties performed by You in the context of Your employment with Jabil and/or Jabil Group. The terms and conditions of the Indemnification Agreement and any other indemnification provided under any charter, By-laws, insurance policy, common law or other applicable Jabil Group documentation continue to apply after the termination of your employment with Jabil and/or Jabil Group in accordance with their terms and are not altered or modified by this Agreement, and Jabil will not take any action to reduce any such indemnification or coverage, subject to the indemnity inquiry for this matter, which Jabil does not intend to decline. Your eligibility for coverage under Jabil’s Directors and Officers Insurance Policy (including its terms and conditions) therefore remains unaltered by this Agreement.

E.

Availability / Cooperation. Following end of Your employment, You will have an ongoing obligation to reasonably cooperate and make Yourself reasonably available, consistent with Your professional and personal engagements and with reasonable prior notice, to answer questions regarding Your job and job duties, including but not limited to testifying, and preparing to testify, as a witness in any proceeding, or otherwise providing information or reasonable assistance to Jabil in connection with any investigation, litigation (civil, criminal, or administrative), proceeding, claim or suit, and cooperating with Jabil regarding any litigation, claims, investigations, proceedings, or other disputes by, against, or involving Jabil and/or Jabil Group that relates to matters within Your knowledge or responsibility during Your employment with Jabil and/or Jabil Group. Specifically, You agree that Your obligations under this Section 2(E) include, without limitation – with reasonable prior notice and consistent with Your

Executive’s Initials: /s/ KSW

Separation, Release and Restrictive Covenants Agreement

Re: Kenneth Skinner Wilson

professional and personal engagements to (i) meet and cooperate with Jabil Group’s representatives, its counsel, or other delegates at reasonable times and places, with respect to any items within the scope of this provision, (ii) provide truthful testimony as a witness for Jabil and preparations for such and otherwise provide information or reasonable assistance to Jabil, and (iii) to the fullest extent permitted by law, provide Jabil Group with immediate notice of any contact, document request, or subpoena by any governmental or regulatory agency with respect to any matter involving Jabil and/or Jabil Group, or any non-governmental party (or its representatives) potentially adverse to Jabil Group’s interests. If You are asked to cooperate per this Section 2(E), Jabil will provide counsel for You, bearing the relevant legal expenses, and if such cooperation occurs after the Separation Date, all reasonable out-of-pocket expenses relating thereto (subject to Jabil’s travel guidelines and employee reimbursement policies then in effect) including fees of $300.00 per hour. In signing this agreement, you represent and warrant that you have received litigation hold notices concerning Preservation Directive from the Legal Department. You further represent and warrant that you have complied with the obligations outlined in each such litigation hold notice/memorandum and have returned to Jabil any documents in your possession covered by those memoranda.

3.	Your Post-Employment Confidentiality Obligations to Jabil.

A.	Confidentiality, Confidential Materials, and Work Product.

i.

Definitions. For purposes of this Agreement, (a) “Confidential Information” means all information that is nonpublic, confidential, and proprietary to Jabil or its customers/suppliers including, but not limited to, information relating to Jabil’s and/or Jabil Group’s: finances (including cost and performance data), operations, manufacturing methods or strategies, business methods and strategies, strategic or business plans, business development/acquisition/divestiture/merger methods and strategies, customers (and potential customers), suppliers (and potential suppliers), vendors, employees, contractors and consultants, employment data, personnel information, quality or other data, corporate information, including financial and contractual arrangements, strategies, tactics, policies, resolutions, litigation or negotiations, marketing information including marketing plans, strategies, tactics, or methods, and all other nonpublic, confidential, and/or proprietary information of or concerning Jabil or Jabil Group, provided that Confidential Information excludes information or material that is or becomes generally available to the public, other than as a result of unauthorized disclosure by You, or otherwise enters the public domain through lawful means; (b) “Trade Secrets” means information not commonly known or available to the public, that derives value from not being generally known to others who would also consider it of value, and that is the subject of efforts to maintain its secrecy; (c) “Work Product” means all inventions, improvements, ideas, computer programs, works of authorship, or the like created or made by You (1) resulting from or within the scope of Your employment with Jabil and/or Jabil Group or related to the business of Jabil and/or Jabil Group, or (2) that was conceived in whole or in part by using Jabil and/or Jabil Group’s time, resources, or Confidential Information; and (d) “Confidential Materials” means Confidential Information, Trade Secrets, and Work Product.

ii.

Non-Use / Non-Disclosure. You acknowledge and agree that by virtue of Your employment with Jabil and/or Jabil Group, You have obtained, learned, and/or had access to Confidential Information, Trade Secrets, and other Confidential Materials of Jabil Group in which Jabil Group invested significant time, resources, and expense and which provide significant competitive value to Jabil Group, and were in a position of trust and confidence with Jabil Group and benefitted from Jabil and Jabil Group’s relationships and goodwill. In signing this Agreement, You hereby warrant,

Executive’s Initials: /s/ KSW

Separation, Release and Restrictive Covenants Agreement

Re: Kenneth Skinner Wilson

represent, and agree that You have not used or disclosed any Confidential Information or other Confidential Materials other than as necessary in the ordinary course of performing Your duties on behalf of Jabil in furtherance of Your employment with Jabil and/or Jabil Group. You hereby agree that, without limitation Your right to engage in Protected Activities (as defined below) and unless compelled by properly served subpoena and/or government / administrative authority, or by order of a court of competent jurisdiction or for the purpose of exercising any right deriving from this Agreement and/or to fulfill tax obligations, You will not at any time use or talk about, write about or disclose in any manner or publicize: (a) the existence or terms of this Agreement or its execution or implementation, or any dispute or resolution of any dispute regarding this Agreement or Your employment within Jabil Group (except as otherwise specifically required or permitted by this Section 3 or in engaging in Protected Activities); or (b) Jabil Group’s Trade Secrets, business, operations, customers or employment data, policies or practices, Confidential Information, Work Product, and other Confidential Materials.

B.

Testimony. To the fullest extent permitted by law and without prejudice to Your obligations under Section 2(E) above, You agree that if You are subpoenaed, contacted to provide testimony, receive a demand or request to give testimony, or are required to testify about Jabil Group or Your employment by or work for Jabil Group, You agree to contact (also by e-mail) Jabil’s General Counsel (currently, Kristine Melachrino at Kristine_Melachrino@jabil.com) about the subpoena/demand within 72 hours of receiving such subpoena or other notice or before the date of the proposed testimony, whichever is earlier, unless you are legally prohibited from doing so. Further, You agree - with reasonable prior notice and consistent with Your professional and personal engagements - to meet and cooperate with Jabil Group’s attorneys in preparation for such testimony (You are always expected to testify truthfully). If You are subpoenaed or required to testify, Jabil will provide counsel for You, bearing the relevant legal expenses, and if such cooperation occurs after the Separation Date, all reasonable out-of-pocket expenses relating thereto (subject to Jabil’s travel guidelines and employee reimbursement policies then in effect) including fees of $300.00 per hour.

C.	Exclusions / Permitted Disclosures.

i.

Notwithstanding Your obligations in this Agreement and otherwise, You understand that, as provided by the Federal Defend Trade Secrets Act, You will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. You understand that if You file a lawsuit against Jabil for retaliation for reporting a suspected violation of law, You may disclose the trade secret to Your attorney and use the trade secret information in the court proceeding if You (x) file any document containing the trade secret under seal, and (y) do not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or any other agreement by and between You and Jabil or Jabil Group is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets expressly allowed by such section.

ii.

It is not a violation of this Agreement for You to show this Agreement to a lawyer or tax advisor in the course of seeking professional advice about it, report the monies and benefits provided by Jabil pursuant to this Agreement on Your tax returns or to inform any spouse or professional advisor of the amount/nature of the monies and benefits if You take reasonable steps to ensure that the

Executive’s Initials: /s/ KSW

Separation, Release and Restrictive Covenants Agreement

Re: Kenneth Skinner Wilson

information will not be further disclosed, including You informing any lawyer, spouse or tax advisor that such information is confidential and must not be disclosed to others. In addition, nothing in this Agreement or any other agreement You may have with Jabil or Jabil Group shall prohibit or restrict You from (i) exercising Your rights under the Federal Defend Trade Secrets Act (as set forth above), (ii) voluntarily communicating with an attorney retained by You, (iii) exercising Your rights as described in Section 3(F) below, or (iv) recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934.

D.

Media. If You receive an inquiry from any representative of the media about Jabil Group, Your employment by or with Jabil Group or the end of Your employment with Jabil Group, You will not respond or will respond with “no comment,” and You will also inform (also by e-mail) Jabil’s General Counsel (currently, Kristine Melachrino at Kristine_Melachrino@jabil.com) about the inquiry within 72 hours. You will not, nor permit, assist, or encourage others to, publish or otherwise communicate with any representative of the media about any aspect of Your employment or this Agreement. The Parties will agree on a joint announcement regarding the termination of Your employment to be communicated within and outside Jabil and Jabil Group. Subject to Jabil Group’s rights in this Agreement and any of its legally required disclosures, (i) in the event that Jabil Group receives an inquiry from any representative of the media about You, Your employment by or with Jabil Group or the end of Your employment with Jabil Group, Jabil Group will not respond or will respond with “no comment,” or will provide the joint announcement regarding the termination of Your employment to be communicated within and outside Jabil and Jabil Group and only comment consistent with that joint announcement either on the record, “off the record,” on “background,” or “deep background” or any other form of on or off the record communication with the media and (ii) Jabil Group will not, nor permit, assist, or encourage others to, publish or otherwise communicate with any representative of the media about any aspect of Your employment or this Agreement.

E.

Non-Disparagement. Subject to Your right to engage in Protected Activities as provided in Section 3(F) below, You will not make, or assist or encourage others to make, negative statements or comments about, or engage in any conduct that disparages, Jabil Group or its current or former officers or directors, or employees, its business or performance, or about Your employment by or end of employment with Jabil Group, in any form or manner, including without limitation, orally, in writing, or through emails, blogs, social media, or other electronic or web-based media, etc. At Your request, Jabil will provide a letter of reference in accordance with Jabil’s standard practice, which includes name, dates of employment and positions held. Jabil will instruct its executive officers or directors (i) that, subject to public disclosure requirements, the terms, conditions, facts and circumstances of Your departure are confidential and not to be discussed outside the company, and (ii) not to make, negative statements or comments about, or engage in any conduct that disparages, You, Your integrity or reputation, or about Your employment by or end of employment with Jabil Group, in any form or manner, including without limitation, orally, in writing, or through emails, blogs, social media, or other electronic or web-based media, etc.

F.

Whistleblower Exception / Protected Activities. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prohibit You from reporting possible violations of federal law or regulation to or otherwise filing a charge or complaint with, or cooperating with or providing information requested by any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the United States Congress, the Equal Employment Opportunity Commission, any state or local legislative and/or executive agency, any agency Inspector General, or any other federal, state or local commission on human rights or any self-regulatory

Executive’s Initials: /s/ KSW

Separation, Release and Restrictive Covenants Agreement

Re: Kenneth Skinner Wilson

organization, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. You do not need the prior authorization of Jabil to make any such reports or disclosures and You are not required to notify Jabil that you have made such reports or disclosures. For purposes of this Agreement, the communications, statements, and activities permitted under Section 3(C) and Section 3(F) are referred to collectively as “Protected Activities.”

4.	Your Post-Employment Restrictive Covenants.

A.

Commencing on the Separation Date, and continuing for 24 months following the Separation Date, You will not, without the prior written consent of Jabil’s General Counsel (the following restrictions, together with Your confidentiality and non-disclosure obligations under Section 3(A) above, are collectively referred to as “Restrictive Covenants”):

i.

Compete. Be employed by, be engaged as a consultant or contractor to or agent for, sit on the board of directors of, or otherwise in any capacity provide services, information or advice to, in any way whatsoever work for or assist, or undertake any planning for, anywhere in the world, (A) any individual or entity which competes against Jabil Group, or (B) any of the following entities, each of which You acknowledge and agree are competitors: ***[Redacted]; or any of their current or future parents, subsidiaries, divisions, or direct or indirect affiliates (“affiliates” to include any entity in which the named entity has or from time to time may have a majority equity interest) that compete with Jabil Group and/or manufacture, offer, provide, sell, or license products or services competitive with those of Jabil Group;

ii.

Interfere with Business Relationships. Directly or indirectly, whether on Your own or through any person or entity, interfere with or engage in any activity to persuade or attempt to persuade any person or entity that has a business relationship with Jabil Group, including but not limited to any customer, client, supplier, licensee, licensor, or other business relation, to not do business with or cease doing business with Jabil Group, to reduce the amount of business historically done with Jabil, or to otherwise alter the actual business relationship with Jabil Group; or

iii.	Solicit Employees. Solicit, recruit, contract with, or hire any Jabil Group employee for employment outside of Jabil Group.

You acknowledge and agree that You have held senior executive leadership, executive officer, and management positions at Jabil with global responsibilities, helped establish Jabil’s key business strategies in all respects, been provided access to and helped develop substantial confidential and proprietary information at the highest levels of Jabil’s operations worldwide. You specifically agree and admit for all purposes that (A) Jabil has legitimate business interests justifying the Restrictive Covenants set forth in this Agreement, (B) these restrictions are reasonable and appropriate in terms of duration, geography, and scope, (C) the Restrictive Covenants are no greater than necessary for the lawful protection of Jabil’s and Jabil Group’s legitimate business interests, (D) You are receiving good and valuable consideration in exchange for entering into the Restrictive Covenants in the form of continued vesting in previously granted but unvested stock grants and other various benefits, and that You are not harmed by these restrictions and will not endure undue hardship thereby. If any court or tribunal of competent jurisdiction considers whether You might be caused any individualized economic harm or hardship as a result of these restrictions, You specifically agree and admit that You have suffered no such harm or hardship, and in fact, will substantially financially benefit from such restrictions in the form of continued vesting in previously granted but unvested stock grants and other various benefits. You further agree that at or prior to the Separation Date you will execute and provide an Affidavit in the form attached as Attachment B to this Agreement.

Executive’s Initials: /s/ KSW

Separation, Release and Restrictive Covenants Agreement

Re: Kenneth Skinner Wilson

B.

Independent Covenants. The Restrictive Covenants contained in Section 3(A) and Section 4(A) must be construed as independent agreements and as independent covenants. The existence of any cause of action by You against Jabil, whether based on this Agreement or otherwise, does not constitute a defense to Jabil’s enforcement of the Restrictive Covenants.

C.

Court Modification. If any portion of any Restrictive Covenant or other provision of this Agreement is held to be unreasonable, arbitrary, or against public policy by any court or tribunal, or if the applicable law on which such covenant or provision is founded is changed in any manner as to limit the enforceability of such covenant or provision, then it will be enforced against You for a shorter period of time or in a smaller geographic area or otherwise as is determined by the tribunal to be reasonable, non-arbitrary and not against public policy. In the event of the violation by You of any of the Restrictive Covenants contained in Section 3(A) or Section 4(A) above, the terms of each such covenant so violated shall be automatically extended from the date on which You permanently cease such violation for a period equal to the period in which You were in breach of the covenant and in any event for an overall period no longer than up to an additional 12 months.

D.

Notification of Restrictions. You must notify any future employers of Your confidentiality and Restrictive Covenant obligations to Jabil under this Agreement. Jabil is permitted to notify any of Your future employers of Your non-competition, confidentiality, non-disclosure, non-solicitation, non-interference, and other restrictive covenant obligations to and enforcement by Jabil under this Agreement.

5.	Jabil’s Obligation to You.

A.

Consideration Payments. In consideration of Your timely execution, non-revocation of, and compliance with Your Restrictive Covenants and other obligations in, this Agreement, and provided that You (i) timely deliver to Jabil Your signed Resignation Notice (Attachment A) within the time frame specified in Section 2(B) and Your Jabil-issued laptop computer and mobile phone in accordance with Section 2(C), and (ii) execute and provide an Affidavit in the form attached as Attachment B to this Agreement in accordance with Section 4(A), Jabil will pay to you a gross amount of $2,000,000.00 (less applicable taxes and withholdings) (“Consideration Payments”). The Consideration Payments will be paid in eight (8) equal quarterly installments of $250,000 each, beginning with the first regularly scheduled payroll date after both the Separation Date and the Effective Date have passed or as soon as administratively feasible after such dates, in all events subject to your ongoing compliance with Your Restrictive Covenants as set forth herein.

Executive’s Initials: /s/ KSW

Separation, Release and Restrictive Covenants Agreement

Re: Kenneth Skinner Wilson

B.

Continued Vesting of Unvested Stock Awards. Jabil has previously awarded You the Unvested Stock Awards listed in Attachment C to this Agreement, subject to the terms of the award agreements and other terms and conditions, and once vested, are of substantial monetary value. In consideration of Your timely execution, non-revocation of, and compliance with this Agreement (including Your Restrictive Covenants), and provided that You (i) timely deliver to Jabil Your signed Resignation Notice (Attachment A) within the time frame specified in Section 2(B) and Jabil-issued laptop computer and mobile phone in accordance with Section 2(C), and (ii) execute and provide an Affidavit in the form attached as Attachment B to this Agreement in accordance with Section 4(A), as an additional separation benefit, the following provisions shall apply to the Unvested Stock Awards, which provide You compensation to which You would not otherwise be entitled:

i.

Subject to Your full and complete compliance with Section 3(A) and Section 4(A) of this Agreement, those Unvested Stock Awards listed in Attachment C to this Agreement with previously scheduled vesting dates to occur on or about October 21, 2024 and which are marked “Yes” as a “Continued Vesting Award” in the table set forth in Attachment C will continue to vest in accordance with their terms and therefore vest on the dates set forth in Attachment C to this Agreement, subject to all terms and conditions of the applicable plan documents and award agreements. Those Unvested Stock Awards with previously scheduled vesting dates to occur in the 2025 or 2026 calendar years and which are marked “No” as a “Continued Vesting Award” shall, on the Separation Date, cease vesting and be forfeited in accordance with the terms of the applicable plan documents and award agreements.

ii.

In addition to any other term or condition of the applicable award agreements related to any Unvested Stock Award(s), You acknowledge and agree that You must comply with Section 3(A) and Section 4(A) of this Agreement to vest in any such Unvested Stock Awards as set forth in Attachment C and/or to avoid forfeiture or repayment obligations for such equity awards as further set forth in this Agreement.

C.

Withholdings / Taxes. The payment of any monies or benefits pursuant to this Agreement is subject to deductions and withholdings required by law. You are solely responsible for, and will pay, all taxes, contributions or other payments to any taxing authorities which arise from Your receipt of monies or benefits under this Agreement unless applicable local law provide differently.

6.	Consequences of Your Violation of this Agreement.

A.

Claw-Back / Forfeiture. If You violate or threaten to violate any of Your Restrictive Covenants or obligations under Section 3(A) and/or Section 4(A) of this Agreement at any time through or following Your Separation Date, or if Jabil later discovers facts or information different from or in addition to those known by the Audit Committee of Jabil’s Board of Directors as of the Effective Date of this Agreement that would constitute “Cause” (as defined below) as determined by a court, arbitrator or other tribunal of competent jurisdiction, You:

i.

Forfeit. Will forfeit: (a) any unpaid Consideration Payments; and (b) any previously granted Unvested Stock Awards that have not already vested. In this event, You understand that any right to the Consideration Payments or any unpaid installments thereof will immediately cease with no right to the Consideration Payments or any installments thereof owed to You, and authorize Jabil to permanently withdraw and cancel the Unvested Stock Awards and take all necessary measures to cancel and retake possession of any such Unvested Stock Awards to the fullest extent permitted by law, including without limitation directing any third party to cancel, transfer or take all appropriate actions with such equity awards as to ensure they are returned to Jabil and to affect Your forfeiture of such awards without liability, regardless of any other right, term or condition of such equity awards; and

ii.

Claw-Back / Repayment. To the fullest extent permitted by law, must repay to Jabil within 90 days of written demand: (a) all of the Consideration Payments previously paid; and (b) the cash value of any equity award that has vested after Your Separation Date, as determined by the cash value of

Executive’s Initials: /s/ KSW

Separation, Release and Restrictive Covenants Agreement

Re: Kenneth Skinner Wilson

such equity awards as of their respective vesting dates. For purposes of clarification regarding the claw-back in this Section 6(A)(ii), You must solely repay only the net after tax and social security impact (if any) cash value of (x) any previously paid Consideration Payments and (y) any equity award(s) (the “Net Cash Value”).

iii.

For purposes of this Agreement, “Cause” is defined as follows: (a) willful misconduct involving Your failure to comply with any law or written policy of Jabil Group, including without limitation those relating to harassment, discrimination, or retaliation applicable to Jabil Group; (b) commission of an intentional act that results in material injury to Jabil or Jabil Group or that reasonably could cause such injury if it became public; or (c) fraud committed by You with respect to Jabil Group.

B.

Violation if Restrictive Covenants Determined Invalid or Unenforceable. If a court or tribunal of competent jurisdiction declares some or all of the Restrictive Covenants or other obligations described in this Agreement invalid, void or unenforceable, including without limitation pursuant to Section 4(A)(i), and You provide services in any capacity (including without limitation as employee, consultant, contractor, agent, director, or otherwise) with any of the business entities described or named in Section 4(A)(i), the forfeiture and repayment provisions described in Section 6(A) of this Agreement shall nevertheless apply, and Your actions will be considered a violation of this Agreement, resulting in the forfeiture of all unpaid Consideration Payments and Unvested Stock Awards and triggering Your obligation to repay the Net Cash Value of (x) any previously paid Consideration Payments and (y) any equity award which vested after the Separation Date.

C.

Injunctive Relief. You recognize, acknowledge, and agree that a breach of this Agreement by You will cause irreparable damage to Jabil and its goodwill, the exact amount of which may be difficult or impossible to ascertain. Accordingly, You agree that if You breach or threaten to breach any provisions or obligations under Sections 3(A) or 4(A) of this Agreement, in addition to any other remedy which may be available at law or in equity, Jabil (or an affiliated business entity, including Jabil Group or any member thereof) is entitled to specific performance and injunctive relief without the necessity of proving actual damages or posting any bond or other security and without having to prove actual damages. If any action is brought to enforce any of the provisions of this Agreement, the Parties shall not raise the defense that there is an adequate remedy at law. Further, if Jabil (or an affiliated business entity, including Jabil Group or any member thereof) makes application to a court of competent jurisdiction for injunctive relief to enforce this Agreement, then the period of time for the application of the restrictive covenant shall be tolled for a period commencing with Your act which creates the claim for injunctive relief and terminating with the date of final adjudication of the petition for injunctive relief, if granted.

Executive’s Initials: /s/ KSW

Separation, Release and Restrictive Covenants Agreement

Re: Kenneth Skinner Wilson

7.

Waiver & General Release by You. You freely, voluntarily, finally and forever release, waive, and discharge Jabil (as defined below) from any and all claims, demands, controversies, allegations, matters, disputes, causes of action, losses, obligations, liabilities, damages, judgments, costs, expenses (including attorneys’ fees) of any kind whatsoever, under any federal, state, local or foreign law, rule or ordinance, public policy, tort, contract, common law, Executive Order, or other legally recognized basis, known or unknown, asserted or unasserted, suspected or unsuspected, that You or Your heirs, administrators, executors, representatives, successors or assigns ever had, now have or may have against Jabil as of the date of this Agreement by reason of any matter, cause or thing whatsoever from the beginning of time through the date You sign this Agreement, including without limitation matters arising out of Your employment with, or termination from, Jabil (“Released Claims”), including without limitation, claims for or relating to:

i.

Compensation, wages, bonuses, incentive compensation, severance allowances, entitlements, benefits, hours worked, discrimination, leave from employment due to illness or injury for any person, or any other reason, wrongful discharge or termination, retaliation, breach of express or implied contract, breach of implied covenant of good faith and fair dealing, bad faith, emotional distress, mental anguish, bodily injury, personal injury, sickness, harm, invasion of privacy, disparagement, defamation, slander and libel, interference with economic relations, violations of public policy, detrimental reliance, promissory estoppel, fraud, negligence, tort, common law, compensatory and punitive damages, attorneys’ fees, expert fees, medical expenses, costs, and disbursements; and

ii.

Alleged violations of any federal, state, local or foreign law, statute, regulation, ordinance or constitution, including without limitation: Title VII of the Civil Rights Act of 1964; The Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Immigration Reform and Control Act; the Americans with Disabilities Act; of 1990; the Workers Adjustment and Retraining Notification Act and any state or local equivalent laws; the Age Discrimination in Employment Act of 1967 (ADEA); the Older Worker Benefits Protection Act (OWBPA); the Occupational Safety and Health Act; the Sarbanes-Oxley Act of 2002; the Florida Civil Human Rights Act; the Florida Wage Discrimination Law and Wage Payment Law; the Florida Whistleblower Protection Act; any and all employment-related laws and regulations of other federal, state, local or foreign constitutions, statutes, ordinances, human rights / discrimination / retaliation / wage laws, and common laws (including the laws of contract and negligence), or as any of these laws may be amended; relating to Your employment with Jabil and/or Jabil Group or employment with Jabil (as defined below) and/or the termination or cessation thereof; or any policy, agreement, understanding, or promise, written or oral, formal or informal, between You and Jabil. You intend to fully and finally release Jabil from any and all Released Claims arising under such laws which You have or may have arising from events occurring prior to the date on which You sign this Agreement.

This paragraph operates as a general release and covenant not to sue to the maximum extent permitted by law.

A.

Exclusions to Release. Notwithstanding anything contained in this Agreement, the Released Claims exclude, and You do not waive, release, or discharge (i) any claims relating to the consideration for this Agreement and/or or any claims related to Jabil’s performance of this Agreement, (ii) any recovery to which You may be entitled pursuant to state laws regarding workers’ compensation and/or unemployment insurance, (iii) any rights You may have to vested benefits under employee benefit plans, (iv) any rights or claims that cannot be validly waived under applicable law, (v) any claims and/or rights You may have against Jabil that arise after the date You sign this Agreement, and (vi) any rights or claims to exercise or engage in Protected Activities.

B.

“Jabil” Defined. As used in this Section 7, the term “Jabil” means Jabil Inc., Jabil Group, and its and their respective current or future parents, subsidiaries and affiliated organizations and its or their current or future: (i) pension, profit-sharing, incentive, savings, health, and other employee benefit plans of any nature and the plans’ respective trustees, insurers and administrators; (ii) directors, officers, employees, agents, attorneys, representatives and shareholders; and (iii) successors, assigns and heirs, personal representatives, successors and assigns of the persons or entities described in this Agreement.

Executive’s Initials: /s/ KSW

Separation, Release and Restrictive Covenants Agreement

Re: Kenneth Skinner Wilson

C.

RELEASE OF AGE CLAIMS. You specifically acknowledge and understand that, in agreeing to the release of claims in this Section 7, You are unconditionally and expressly waiving, releasing, and forever discharging Jabil from any claim You may have as of the date You sign this Agreement arising under the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefits Protection Act (“OWBPA”), as these laws are amended, and any other claim related to Your age. You acknowledge and confirm:

i.	You have read and understand the terms of this Agreement;

ii.

Jabil has advised You to consult with an attorney of Your choice before signing this Agreement, and You have obtained and considered such legal counsel as You deem necessary, such that You enter into this Agreement freely, knowingly, and voluntarily;

iii.

You have been given a period of 21 days from the date You receive this Agreement to consider the terms of this Agreement and consult with an attorney of Your choice (the “Review Period”). At Your option, You may elect not to use the full 21-day Review Period, and may sign this Agreement earlier at Your discretion in accordance with Section 8(G); provided that, to be eligible for the Consideration Payments, continued vesting of Your Unvested Stock Awards, and other benefits under this Agreement, You may not sign this Agreement prior to Your Separation Date. You further agree that any changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day Review Period;

iv.	You are providing this release in exchange for consideration to which You are not otherwise entitled;

v.

If You timely sign and deliver Your signed Agreement to Jabil prior to expiration of the 21-day Review Period, You may revoke that portion of this Agreement that waives and releases legal claims under the ADEA and/or OWBPA for a period of seven (7) days after the date You timely sign this Agreement (“Revocation Period”) by sending written notice of revocation to Jabil’s General Counsel (Kristine Melachrino) at 10800 Roosevelt Boulevard North, Saint Petersburg, FL 33716, or by email to Kristine_Melachrino@jabil.com, and must be post-marked or sent via email correspondence within 7 calendar days of the date You timely sign this Agreement. If not timely revoked, this Agreement will become effective on the eighth day after You sign this Agreement (“Effective Date”), provided that You also have (i) timely returned your signed Resignation Notice (Attachment A) in accordance with Section 2(B), (ii) executed and provided an Affidavit in the form attached as Attachment B to this Agreement in accordance with Section 4(A), and (iii) delivered Your Jabil-issued laptop computer and mobile phone in accordance with Section 2(C) above. If You timely revoke the waiver and release of ADEA and OWBPA claims:

a)

All other provisions contained in this Section 7 shall remain effective and all other Released Claims except those relating to the ADEA or the OWBPA will continue to be waived and released under the terms hereof; and

b)

You will not be entitled to the amounts and benefits described in Sections 5(A)-(B) of this Agreement (including subparts), and will instead be entitled to receive a one-time payment of $10,000, less applicable withholdings and deductions, as full and final compensation as total consideration under this Agreement.

Executive’s Initials: /s/ KSW

Separation, Release and Restrictive Covenants Agreement

Re: Kenneth Skinner Wilson

c)

Regardless of whether You sign this Agreement or timely sign (without revoking) the waiver and release of claims herein, Your employment with Jabil and/or Jabil Group shall terminate for all purposes effective as of the Separation Date.

This Agreement does not waive or release any rights or claims that You may have under the ADEA or OWBPA that arise after the execution of this Agreement.

D.

Jabil Limited Release by Jabil. In exchange for Your promises and obligations as set forth in this Agreement, including, without limitation, your compliance with the Restrictive Covenants herein, as well as other good and valuable consideration, the receipt of which is hereby acknowledged, Jabil releases and discharges You from any and all rights and claims that Jabil may have against You as of the Effective Date of this Agreement, including, without limitation, any claims under any federal, state, or local law, that Jabil may have relating related to Your employment with Jabil and arising out of factors or circumstances actually known to the Audit Committee of the Board of Directors of Jabil as of the Effective Date of this Agreement.

E.

Exclusions to Jabil Release. Notwithstanding anything contained in this Agreement, the Released Claims exclude, and Jabil does not waive, release, or discharge (i) any claims or rights relating to any intentional misconduct, fraud, criminal actions, theft, conversion, breach of fiduciary duty, or other acts of bad faith that occurred on or before the Effective Date of this Agreement (other than arising out of factors or circumstances actually known to the Audit Committee of the Board of Directors of Jabil as of the Effective Date of this Agreement ), (ii) any claims relating to the consideration for this Agreement and/or or any claims related to Your performance of this Agreement, and (iii) any claims and/or rights Jabil may have against You that arise after the date Jabil signs this Agreement.

8.	Additional Provisions.

A.

Governing Law, Venue, Fees, and Jurisdiction. This Agreement shall be governed and construed in accordance with Florida law without resort to its conflicts of law provisions. The Parties agree that all disputes and matters whatsoever arising under, in connection with, or incidental to this Agreement shall be litigated, if at all, in and before the United States District Court for the Middle District of Florida, Tampa Division, located in Hillsborough County, Florida (or as to those lawsuits to which the federal courts of the United States lack subject matter jurisdiction, before a court located in Hillsborough County, Florida) to the exclusion of the courts of any other state, territory or country. The Parties hereby consent to such jurisdiction and waive any venue or other objection that either may have to any such action or proceeding being brought in the applicable court in Hillsborough County, Florida. You represent that You are, in fact, individually represented by legal counsel in negotiating the terms of this Section 8(A). The foregoing is subject to the qualification that Jabil may, in its discretion, bring any action to enforce its rights including, without limitation, an action for injunctive relief to prevent a breach of or enforce any judgment entered regarding Your obligations and Restrictive Covenants under Sections 3 or 4 of this Agreement, in any venue where such breach is threatened or may occur or where any defendant to any such action resides or is located. In any litigation arising out of, or relating to, this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

B.

Jury Trial Waiver. EACH PARTY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT WHICH SUCH PARTY HAS OR MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, LITIGATION, OR PROCEEDING BASED ON OR ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION WITH THIS

Executive’s Initials: /s/ KSW

Separation, Release and Restrictive Covenants Agreement

Re: Kenneth Skinner Wilson

AGREEMENT, INCLUDING, BY WAY OF EXAMPLE BUT NOT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, VERBAL OR WRITTEN STATEMENTS, OR ACTS OR OMISSIONS OF ANY PARTY THAT IN ANY WAY RELATE TO THIS AGREEMENT OR OTHER SUCH DOCUMENT. FURTHERMORE, EACH PARTY AGREES THAT SUCH PARTY WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PARTIES HAVE SPECIFICALLY DISCUSSED AND NEGOTIATED FOR THIS WAIVER, INTEND THAT IT BE GIVEN THE BROADEST POSSIBLE EFFECT ALLOWED BY FLORIDA LAW, AND UNDERSTAND ITS LEGAL CONSEQUENCES.

C.

Enforcement, Mediation and Arbitration. The Parties to this Agreement may, either at law or in equity, by suit, action, mandamus, or other proceeding, including, but not limited to, suit for actual damages, specific performance, or injunctive relief, or by means of alternative dispute resolution, protect and enforce any and all rights existing under Florida law, or granted and contained in this Agreement, any document executed and delivered pursuant to this Agreement, and may enforce and compel the performance of all duties required by this Agreement, or any document executed and delivered pursuant to this Agreement.

D.

Section 409A. The intent of the Parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and authoritative guidance promulgated thereunder (“Section 409A”), to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be exempt from or in compliance therewith, as applicable. To the extent required to avoid an accelerated or additional tax under Section 409A, amounts reimbursable to You under this Agreement shall be paid to You on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind remuneration provided to Executive) during any one (1) year may not affect amounts reimbursable or provided in any subsequent year. For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A, and any payments described herein that are due within the “short term deferral period” within the meaning of Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. To the extent required to comply with the requirements of Section 409A, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement until You would be considered to have incurred a “separation from service” from Jabil within the meaning of Section 409A. For such purposes, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” In no event shall the timing of Your execution of a release result, directly or indirectly, in You designating the calendar year of any payment hereunder, and, to the extent required by Section 409A, if a payment hereunder that is subject to execution of a release could be made in more than one (1) taxable year, payment shall be made in the later taxable year. Jabil makes no representation that any or all of the payments or benefits to be provided pursuant to this Agreement will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment or benefit. You shall be solely responsible for the payment of any taxes or penalties incurred under Section 409A.

E.

Fee and Cost Recovery. If Jabil or You initiate proceedings for arising out of or relating to this Agreement or your service to Jabil Group, the prevailing party is entitled to recover reasonable attorneys’ fees and costs from the other party to the action or proceeding. For purposes of this Agreement the “prevailing party” is deemed to be the party who obtains substantially the result sought, whether by settlement, mediation, judgment or otherwise, and “attorneys’ fees” includes without limitation the actual attorneys’ fees incurred in retaining counsel for advice, negotiations, suit, appeal, or other legal proceeding, including mediation and arbitration.

Executive’s Initials: /s/ KSW

Separation, Release and Restrictive Covenants Agreement

Re: Kenneth Skinner Wilson

F.

Voluntary Execution. You agree that You have had a full and fair opportunity to review this Agreement, obtained and received all necessary legal advice by an attorney of your choosing, and enter into this Agreement knowingly, voluntarily, and without duress or coercion. You agree You have not relied upon any representation or statement not set forth in this Agreement and its attachments.

G.

Review Period. You have 21 days to review and consider the terms of this Agreement as described in Section 7(C) above prior to signing (previously defined, “Review Period”). You acknowledge and agree that you received this Agreement from Jabil on May 17, 2024. You are not required to wait the entire Review Period to sign the Agreement and may choose to sign it sooner on an entirely voluntary basis; provided that You may not sign this Agreement prior to the Separation Date.

H.

No Admission. Nothing in this Agreement, and none of the negotiations or proceedings connected with it, constitutes, will be construed to constitute, will be offered in evidence as, received in evidence as and/or deemed to be evidence of an admission of liability or wrongdoing by Jabil and/or the Jabil Group or You, and any such liability or wrongdoing is hereby expressly denied by Jabil and Jabil Group and You, respectively.

I.

Repayment Obligation. If You assert a claim against Jabil for breach of this Agreement and after an initial judgment on the merits, You have not prevailed on any material claim with respect to such dispute, Jabil is entitled to suspend its obligations and is relieved of its obligations to pay the Consideration Payments (or any portion thereof) or Unvested Stock Awards unless and until an Appeal decision has been issued which overturns that lower court decision.

J.

Severability. If one or more paragraph(s) of this Agreement are ruled invalid or unenforceable, such invalidity or unenforceability does not affect any other provision of this Agreement, which remain in full force and effect.

K.	Written Modifications Only. This Agreement may not be modified orally but only by writing signed by both You and Jabil.

L.

Successors and Assigns. This Agreement inures to the benefit of and is binding upon Jabil, its successors and assigns. Your obligations and duties hereunder are personal and not assignable, but Jabil has the right to assign its rights and obligations under this Agreement to any Jabil current or future affiliate or successor of Jabil or to any purchaser(s) of their assets. This Agreement may not be modified except in writing, signed by You and by a duly authorized officer of Jabil.

M.

Entire Agreement. This Agreement, together with Attachments hereto, constitutes the entire agreement and understanding between You and Jabil and/or Jabil Group regarding the subject matter hereof, and expressly supersedes any and all prior or other agreements, arrangements, promises, representations, or understandings, oral or written, relating thereto. Furthermore, You understand and agree that the Restrictive Covenants in this Agreement hereby replace and supersede the non-competition and other restrictive covenants included in Your prior award agreements pursuant to the Jabil Inc. 2021 Equity Incentive Plan, as it may be amended from time to time.

Executive’s Initials: /s/ KSW

Separation, Release and Restrictive Covenants Agreement

Re: Kenneth Skinner Wilson

N.

Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

S I G N A T U R E S

Jabil Inc.	Kenneth Skinner Wilson

By: /s/ Mark Mondello	/s/ Kenneth Skinner Wilson
Signature

Title: Chairman

Date: May 19, 2024	Date: May 19, 2024
(To be signed on or after the Separation Date)

Executive’s Initials: /s/ KSW